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                                                                    EXHIBIT 21.1

                      Subsidiaries of COMFORCE Corporation

The following is a list of the material subsidiaries of COMFORCE Corporation with jurisdiction of incorporation indicated thereby.

COMFORCE Operating, Inc. (Delaware)
COMFORCE Technical Services, Inc. (Delaware)
COMFORCE Telecom, Inc. (Delaware)
SUMTEC Corporation (Delaware)
Uniforce Services, Inc. (New York)
PrO Unlimited, Inc. (New York)
Uniforce Staffing Services, Inc. (New York)
Uniforce Payrolling Services, Inc. (New York)
COMFORCE Technical NW, Inc. (New York)
COMFORCE Information Technologies, Inc. (New York)
Temporary Help Industry Servicing Company, Inc. (New York)
Brentwood Service Group, Inc. (New York)
Thisco of Canada, Inc. (New York)
Camelot Communications Group, Inc. (New Jersey)
Camelot Control Group, Inc. (New Jersey)
COMFORCE Technical Administrative Services, Inc. (New York)
Uniforce Payrolling Tri-State, Inc. (New York)
Gerri G. Inc. (New York)
Clinical Labforce of America, Inc. (New York)
Brentwood of Canada, Inc. (New York)
BXI Net, Inc. (California)
COMFORCE Coding Services, Inc. (New York)
Labforce Services of America, Inc. (New York)
COMFORCE Technical Services of Washington, Inc. (New York)
CIT Southeast, Inc. (New York)